Exhibit 99.1

Arrow Electronics Reports Third-Quarter 2016 Results

-- Record Third-Quarter Sales of $5.94 billion --

-- Earnings Per Share of $1.28; Non-GAAP Earnings Per Share of $1.56 --

CENTENNIAL, Colo.--(BUSINESS WIRE)--November 3, 2016--Arrow Electronics, Inc. (NYSE:ARW) today reported third-quarter 2016 net income of $118 million, or $1.28 per share on a diluted basis, compared with net income of $109 million, or $1.15 per share on a diluted basis, in the third quarter of 2015. Excluding certain items1, net income would have been $143 million, or $1.56 per share on a diluted basis, in the third quarter of 2016, compared with net income of $133 million, or $1.40 per share on a diluted basis, in the third quarter of 2015. Third-quarter sales of $5.94 billion increased 4 percent from sales of $5.7 billion in the prior year.

“Our strong execution drove record third-quarter sales for both our global components and global enterprise computing solutions businesses,” said Michael J. Long, chairman, president, and chief executive officer. “Our results this quarter continue to show our leadership position at the forefront of innovation for digital commerce, cloud, and IoT.”

Global components third-quarter sales of $3.9 billion grew 6 percent year over year. Americas components sales were flat year over year. Asia-Pacific components sales grew 16 percent year over year. Europe components sales grew 2 percent year over year. “Our investments in customer-facing sales and engineering resources over the last two years contributed to our strong growth in the Asia-Pacific region during the third quarter,” said Mr. Long.

Global enterprise computing solutions third-quarter sales of $2.03 billion grew 1 percent year over year. Sales, as adjusted, declined 1 percent year over year. Americas sales grew 6 percent year over year. Sales in the region, as adjusted, grew 1 percent year over year. Europe sales declined 10 percent year over year. Sales in the region, as adjusted, declined 6 percent year over year. “Enterprise computing solutions operating income grew 13 percent year over year, and we believe our profit growth shows the increasing value we are delivering to customers and suppliers,” added Mr. Long.

“Cash flow from operations was $24 million in the third quarter and $680 million over the last 12 months as we continue to exceed our cash flow target,” said Chris Stansbury, senior vice president and chief financial officer. “During the quarter, we returned approximately $117 million to shareholders through our stock repurchase program. We had approximately $169 million of remaining authorization under our share repurchase program at the end of the third quarter.”

NINE-MONTH RESULTS

Arrow’s net income for the first nine months of 2016 was $358 million, or $3.87 per share on a diluted basis, compared with net income of $339 million, or $3.52 per share on a diluted basis in the first nine months of 2015. Excluding certain items1, net income would have been $428 million, or $4.63 per share on a diluted basis, in the first nine months of 2016 compared with net income of $410 million, or $4.26 per share on a diluted basis, in the first nine months of 2015. In the first nine months of 2016, sales of $17.38 billion increased 5 percent from sales of $16.53 billion in the first nine months of 2015.

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE

“As we look to the fourth quarter, we believe that total sales will be between $6.3 billion and $6.7 billion, with global components sales between $3.7 billion and $3.9 billion, and global enterprise computing solutions sales between $2.6 billion and $2.8 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.68 to $1.84, and earnings per share on a diluted basis, excluding any charges, to be in the range of $1.92 to $2.08 per share. Our guidance assumes an average tax rate in the range of 25 to 27 percent and average diluted shares outstanding are expected to be 91 million. Due to timing of some discreet items, we anticipate our fourth-quarter average tax rate will be below our usual 27 to 29 percent range, but full-year 2016 average tax rate will be within the 27 to 29 percent range. We are expecting the average USD-to-Euro exchange rate for the fourth quarter to be approximately $1.11 to €1. At the midpoints of our fourth-quarter guidance ranges, full-year 2016 earnings per share, on a diluted basis, excluding certain items1, would total approximately $6.62 and grow 7 percent compared to full-year 2015. Full-year 2016 sales would total approximately $23.88 billion and would grow 3 percent compared to full-year 2015,” said Mr. Stansbury.

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations serving over 85 countries.

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company's operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	Oct. 1, 2016	Sep. 26, 2015	Oct. 1, 2016	Sep. 26, 2015

Sales	$5,936,092	$5,698,304	$17,382,370	$16,530,678
Costs and expenses:
Cost of sales	5,162,930	4,955,937	15,061,519	14,334,394
Selling, general, and administrative expenses	510,017	497,876	1,534,534	1,457,160
Depreciation and amortization	40,194	40,941	121,516	117,854
Restructuring, integration, and other charges	24,267	17,756	61,161	51,099
	5,737,408	5,512,510	16,778,730	15,960,507
Operating income	198,684	185,794	603,640	570,171
Equity in earnings of affiliated companies	1,311	1,674	5,394	4,890
Gain on sale of investment	-	-	-	2,008
Interest and other financing expense, net	37,229	35,409	111,828	100,959
Other expense, net	-	-	-	4,443
Income before income taxes	162,766	152,059	497,206	471,667
Provision for income taxes	44,931	41,755	137,441	130,589
Consolidated net income	117,835	110,304	359,765	341,078
Noncontrolling interests	108	1,060	1,533	1,844
Net income attributable to shareholders	$117,727	$109,244	$358,232	$339,234
Net income per share:
Basic	$1.29	$1.16	$3.92	$3.56
Diluted	$1.28	$1.15	$3.87	$3.52
Weighted average shares outstanding:
Basic	90,937	94,302	91,412	95,277
Diluted	91,938	95,363	92,487	96,302

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	Oct. 1, 2016	Dec. 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$384,415	$273,090
Accounts receivable, net	5,912,085	6,161,418
Inventories, net	2,605,408	2,466,490
Other current assets	289,356	285,473
Total current assets	9,191,264	9,186,471
Property, plant, and equipment, at cost:
Land	23,864	23,547
Buildings and improvements	174,127	162,011
Machinery and equipment	1,353,862	1,250,115
	1,551,853	1,435,673
Less: Accumulated depreciation and amortization	(801,340)	(735,495)
Property, plant, and equipment, net	750,513	700,178
Investments in affiliated companies	89,059	73,376
Intangible assets, net	355,968	389,326
Goodwill	2,441,846	2,368,832
Other assets	309,393	303,747
Total assets	$13,138,043	$13,021,930
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,747,227	$5,192,665
Accrued expenses	698,525	819,463
Short-term borrowings, including current portion of long-term debt	77,348	44,024
Total current liabilities	5,523,100	6,056,152

Long-term debt	2,704,851	2,380,575
Other liabilities	429,631	390,392
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2016 and 2015
Issued – 125,424 shares in both 2016 and 2015	125,424	125,424
Capital in excess of par value	1,102,697	1,107,314
Treasury stock (35,838 and 34,501 shares in 2016 and 2015, respectively), at cost	(1,590,818)	(1,480,069)
Retained earnings	5,032,712	4,674,480
Accumulated other comprehensive loss	(244,511)	(284,706)
Total shareholders' equity	4,425,504	4,142,443
Noncontrolling interests	54,957	52,368
Total equity	4,480,461	4,194,811
Total liabilities and equity	$13,138,043	$13,021,930

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	Oct. 1, 2016	Sep. 26, 2015
Cash flows from operating activities:
Consolidated net income	$117,835	$110,304
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	40,194	40,941
Amortization of stock-based compensation	10,508	11,777
Equity in earnings of affiliated companies	(1,311)	(1,674)
Deferred income taxes	2,522	375
Excess tax benefits from stock-based compensation arrangements	(14)	(21)
Other	1,510	1,475
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(193,791)	(22,871)
Inventories	(95,184)	37,935
Accounts payable	93,313	(298,552)
Accrued expenses	11,826	26,638
Other assets and liabilities	37,016	(14,821)
Net cash provided by (used for) operating activities	24,424	(108,494)

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(23,473)	(42,236)
Acquisition of property, plant, and equipment	(38,005)	(44,236)
Other	-	-
Net cash used for investing activities	(61,478)	(86,472)
Cash flows from financing activities:
Change in short-term and other borrowings	(35,670)	(252)
Proceeds from long-term bank borrowings, net	87,000	204,300
Proceeds from exercise of stock options	1,842	248
Excess tax benefits from stock-based compensation arrangements	14	21
Repurchases of common stock	(120,345)	(50,177)
Other	-	(2,831)
Net cash provided by(used for)financing activities	(67,159)	151,309
Effect of exchange rate changes on cash	(7,143)	(19,320)
Net decrease in cash and cash equivalents	(111,356)	(62,977)
Cash and cash equivalents at beginning of period	495,771	399,721
Cash and cash equivalents at end of period	$384,415	$336,744

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	Oct. 1, 2016	Sep. 26, 2015
Cash flows from operating activities:
Consolidated net income	$359,765	$341,078
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	121,516	117,854
Amortization of stock-based compensation	29,783	33,783
Equity in earnings of affiliated companies	(5,394)	(4,890)
Deferred income taxes	30,191	26,881
Gain on sale of investment	-	(2,008)
Excess tax benefits from stock-based compensation arrangements	(4,953)	(5,863)
Other	4,464	8,057
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	335,455	1,056,282
Inventories	(117,674)	(44,890)
Accounts payable	(513,365)	(1,318,702)
Accrued expenses	(102,915)	(72,728)
Other assets and liabilities	(1,121)	(23,910)
Net cash provided by operating activities	135,752	110,944

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(68,946)	(512,910)
Acquisition of property, plant, and equipment	(126,341)	(113,056)
Other	(12,000)	2,008
Net cash used for investing activities	(207,287)	(623,958)
Cash flows from financing activities:
Change in short-term and other borrowings	31,941	(4,069)
Proceeds from long-term bank borrowings, net	320,000	238,700
Net proceeds from note offering	-	688,162
Redemption of notes	-	(254,313)
Proceeds from exercise of stock options	16,686	14,722
Excess tax benefits from stock-based compensation arrangements	4,953	5,863
Repurchases of common stock	(167,178)	(206,601)
Other	(3,000)	(5,831)
Net cash provided by financing activities	203,402	476,633
Effect of exchange rate changes on cash	(20,542)	(27,230)
Net increase (decrease) in cash and cash equivalents	111,325	(63,611)
Cash and cash equivalents at beginning of period	273,090	400,355
Cash and cash equivalents at end of period	$384,415	$336,744

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended
	Oct. 1, 2016	Sep. 26, 2015	% Change

Consolidated sales, as reported	$5,936,092	$5,698,304	4.2%
Impact of changes in foreign currencies	-	(32,830)
Impact of acquisitions	1,387	73,098
Consolidated sales, as adjusted	$5,937,479	$5,738,572	3.5%

Global components sales, as reported	$3,904,447	$3,692,051	5.8%
Impact of changes in foreign currencies	-	(8,287)
Impact of acquisitions	1,387	10,532
Global components sales, as adjusted	$3,905,834	$3,694,296	5.7%

Europe components sales, as reported	$1,008,135	$992,623	1.6%
Impact of changes in foreign currencies	-	(10,411)
Impact of acquisitions	-	5,825
Europe components sales, as adjusted	$1,008,135	$988,037	2.0%

Asia components sales, as reported	$1,436,316	$1,241,190	15.7%
Impact of changes in foreign currencies	-	1,691
Impact of acquisitions	-	-
Asia components sales, as adjusted	$1,436,316	$1,242,881	15.6%

Global ECS sales, as reported	$2,031,645	$2,006,253	1.3%
Impact of changes in foreign currencies	-	(24,543)
Impact of acquisitions	-	62,567
Global ECS sales, as adjusted	$2,031,645	$2,044,277	(0.6%)

Europe ECS sales, as reported	$539,932	$599,128	(9.9%)
Impact of changes in foreign currencies	-	(26,725)
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$539,932	$572,403	(5.7%)

Americas ECS sales, as reported	$1,491,713	$1,407,125	6.0%
Impact of changes in foreign currencies	-	2,182
Impact of acquisitions	-	62,567
Americas ECS sales, as adjusted	$1,491,713	$1,471,874	1.3%

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Nine Months Ended
	Oct. 1, 2016	Sep. 26, 2015	% Change

Consolidated sales, as reported	$17,382,370	$16,530,678	5.2%
Impact of changes in foreign currencies	-	(111,315)
Impact of acquisitions	48,148	614,020
Consolidated sales, as adjusted	$17,430,518	$17,033,383	2.3%

Global components sales, as reported	$11,413,348	$10,736,989	6.3%
Impact of changes in foreign currencies	-	(52,310)
Impact of acquisitions	9,711	333,703
Global components sales, as adjusted	$11,423,059	$11,018,382	3.7%

Europe components sales, as reported	$3,123,258	$2,902,619	7.6%
Impact of changes in foreign currencies	-	(23,407)
Impact of acquisitions	-	104,491
Europe components sales, as adjusted	$3,123,258	$2,983,703	4.7%

Asia components sales, as reported	$3,912,613	$3,504,969	11.6%
Impact of changes in foreign currencies	-	(24,297)
Impact of acquisitions	-	211,745
Asia components sales, as adjusted	$3,912,613	$3,692,417	6.0%

Global ECS sales, as reported	$5,969,022	$5,793,689	3.0%
Impact of changes in foreign currencies	-	(59,006)
Impact of acquisitions	38,437	280,317
Global ECS sales, as adjusted	$6,007,459	$6,015,000	(0.1%)

Europe ECS sales, as reported	$1,867,715	$1,859,069	0.5%
Impact of changes in foreign currencies	-	(41,268)
Impact of acquisitions	-	-
Europe ECS sales, as adjusted	$1,867,715	$1,817,801	2.7%

Americas ECS sales, as reported	$4,101,307	$3,934,620	4.2%
Impact of changes in foreign currencies	-	(17,737)
Impact of acquisitions	38,437	280,317
Americas ECS sales, as adjusted	$4,139,744	$4,197,200	(1.4%)

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended October 1, 2016

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$198,684	$13,893	$24,267	$-	$236,844
Income before income taxes	162,766	13,893	24,267	-	200,926
Provision for income taxes	44,931	4,959	7,439	-	57,329
Consolidated net income	117,835	8,934	16,828	-	143,597
Noncontrolling interests	108	347	-	-	455
Net income attributable to shareholders	$117,727	$8,587	$16,828	$-	$143,142
Net income per diluted share	1.28	.09	.18	-	1.56
Effective tax rate	27.6%				28.5%

Three months ended September 26, 2015

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$185,794	14,269	17,756	-	217,819
Income before income taxes	152,059	14,269	17,756	-	184,084
Provision for income taxes	41,755	2,748	5,114	-	49,617
Consolidated net income	110,304	11,521	12,642	-	134,467
Noncontrolling interests	1,060	-	-	-	1,060
Net income attributable to shareholders	$109,244	11,521	12,642	-	133,407
Net income per diluted share	1.15	.12	.13	-	1.40
Effective tax rate	27.5%				27.0%

Nine months ended October 1, 2016

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$603,640	41,252	61,161	-	706,053
Income before income taxes	497,206	41,252	61,161	-	599,619
Provision for income taxes	137,441	12,357	19,242	-	169,040
Consolidated net income	359,765	28,895	41,919	-	430,579
Noncontrolling interests	1,533	940	-	-	2,473
Net income attributable to shareholders	$358,232	27,955	41,919	-	428,106
Net income per diluted share	3.87	.30	.45	-	4.63
Effective tax rate	27.6%				28.2%

Nine months ended September 26, 2015

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$570,171	39,293	51,099	-	660,563
Income before income taxes	471,667	39,293	51,099	2,435	564,494
Provision for income taxes	130,589	7,574	12,993	1,373	152,529
Consolidated net income	341,078	31,719	38,106	1,062	411,965
Noncontrolling interests	1,844	-	-	-	1,844
Net income attributable to shareholders	$339,234	31,719	38,106	1,062	410,121
Net income per diluted share	3.52	.33	.40	.01	4.26
Effective tax rate	27.7%				27.0%
*Other includes gain/loss on sale of investments and loss on prepayment of debt.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Nine Months Ended
	Oct. 1, 2016	Sep. 26, 2015	Oct. 1, 2016	Sep. 26, 2015
Sales:
Global components	$3,904,447	$3,692,051	$11,413,348	$10,736,989
Global ECS	2,031,645	2,006,253	5,969,022	5,793,689
Consolidated	$5,936,092	$5,698,304	$17,382,370	$16,530,678

Operating income (loss):
Global components	$175,507	$164,744	$524,662	$499,456
Global ECS	96,181	84,233	283,792	250,144
Corporate (a)	(73,004)	(63,183)	(204,814)	(179,429)
Consolidated	$198,684	$185,794	$603,640	$570,171
(a)	Includes restructuring, integration, and other charges of $24.3 million and $61.2 million for the third quarter and nine months ended 2016 and $17.8 million and $51.1 million for the third quarter and nine months ended 2015, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Nine Months Ended
	Oct. 1, 2016	Sep. 26, 2015	Oct. 1, 2016	Sep. 26, 2015
Global components operating income, as reported	$175,507	$164,744	$524,662	$499,456
Intangible assets amortization expense	7,679	7,540	24,124	20,468
Global components operating income, as adjusted	$183,186	$172,284	$548,786	$519,924

Global ECS operating income, as reported	$96,181	$84,233	$283,792	$250,144
Intangible assets amortization expense	6,214	6,729	17,128	18,825
Global ECS operating income, as adjusted	$102,395	$90,962	$300,920	$268,969

CONTACT:
Arrow Electronics, Inc.
Steven O’Brien, 303-824-4544
Director, Investor Relations
or
Media Contact:
John Hourigan, 303-824-4586
Vice President, Global Communications